UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ELECTRUM SPECIAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Madison Avenue, 5th Floor
New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one Ordinary Share and one-half of one Warrant	The NASDAQ Stock Market LLC
Ordinary Share, no par value per share	The NASDAQ Stock Market LLC
Warrants, exercisable for one-half of one Ordinary Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-203599

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, ordinary shares and warrants to purchase ordinary shares of Electrum Special Acquisition Corporation (the “Registrant”).  The description of the units, ordinary shares and warrants to purchase ordinary shares contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein.  In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit No.	Description

3.1	Memorandum and articles of association (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on April 23, 2015).

3.2	Amended and restated memorandum and articles of association (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on June 4, 2015).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on June 4, 2015).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on June 4, 2015).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on June 4, 2015).

4.4	Form of Warrant Agreement among the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on June 9, 2015).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on June 4, 2015).

10.5	Form of Registration Rights Agreement between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203599), filed with the Securities and Exchange Commission on June 4, 2015).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 10, 2015

ELECTRUM SPECIAL ACQUISITION CORPORATION

	By:	/s/ Eric N. Vincent
	Name:	Eric N. Vincent
	Title:	Chief Executive Officer